Filed Pursuant to Rule 424(b)(5)
File No. 333-154449

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated October 21, 2010

PROSPECTUS SUPPLEMENT

(To prospectus dated October 20, 2008)

$

eBay Inc.

$             % Notes due 2013

$             % Notes due 2015

$             % Notes due 2020

eBay Inc. is offering $             aggregate principal amount of its     % Notes due 2013 (the “2013 notes”), $             aggregate principal amount of its     % Notes due 2015 (the “2015 notes”) and $             aggregate principal amount of its     % Notes due 2020 (the “2020 notes” and, together with the 2013 notes and the 2015 notes, the “notes”). Unless redeemed prior to maturity, the 2013 notes will mature on                     , 2013, the 2015 notes will mature on                     , 2015 and the 2020 notes will mature on                     , 2020. We will pay interest on the notes semi-annually in arrears on each              and             , commencing                     , 2011.

We may redeem some or all of the notes of each series at any time and from time to time prior to their maturity at the redemption prices described under the heading “Description of Notes—Optional Redemption.”

The notes will be the senior unsecured obligations of eBay Inc. The notes will rank equally in right of payment with all other existing and future senior unsecured indebtedness of eBay Inc.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus for information about important factors you should consider before buying the notes.

Per 2013 Note	Total For 2013 Notes	Per 2015 Note	Total For 2015 Notes	Per 2020 Note	Total For 2020 Notes	Total For All Notes
Public offering price (1)%	$	%	$	%	$	$
Underwriting discount %	$	%	$	%	$	$
Proceeds, before expenses, to eBay (1)%	$	%	$	%	$	$

(1)	Plus accrued interest, if any, from , 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about                     , 2010.

Joint Book-Running Managers

BofA Merrill Lynch	Citi	J.P. Morgan

The date of this prospectus supplement is                     , 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell one or more series of the debt securities described in the accompanying prospectus from time to time and in one or more offerings. The accompanying prospectus provides general information regarding the debt securities we may offer, some of which may not be applicable to this offering. This prospectus supplement describes the specific terms applicable to this offering of notes. We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with documents incorporated by reference in the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering, before deciding whether to invest in any of the debt securities being offered.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we otherwise specify or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our” or “eBay” refer to the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries, and references in this prospectus supplement to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries. When we refer to “eBay.com,” we mean the online marketplace located at www.ebay.com and its localized counterparts. When we refer to “PayPal,” we mean the online payments platform located at www.paypal.com and its localized counterparts. The information contained in, or that can be accessed through, these websites is not part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement and accompanying prospectus, including the information set forth under the heading “Risk Factors,” the financial data and related notes, the documents incorporated by reference in the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering before making an investment decision.

eBay Inc.

eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, we reincorporated in Delaware, and in September 1998 we completed the initial public offering of our common stock.

Our purpose is to pioneer new communities around the world, built on commerce, sustained by trust and inspired by opportunity. eBay Inc. brings together millions of buyers and sellers every day on a local, national and international basis through an array of websites. eBay provides online marketplaces for the sale of goods and services, as well as other online commerce, or ecommerce, platforms and online payment services to a diverse community of individuals and business. Since its inception, eBay has expanded to include PayPal, Bill Me Later, StubHub and others.

We currently have two primary business segments: Marketplaces and Payments. Our Marketplaces segment provides the infrastructure to enable global online commerce on a variety of platforms, including the traditional eBay.com platform and our other online platforms, such as our online classifieds businesses, our secondary tickets marketplace (StubHub), our online shopping comparison website (Shopping.com) and our apartment listing service platform (Rent.com), as well as our fixed price media marketplace (Half.com). Our Payments segment is comprised of our online payment solutions—PayPal (which enables individuals and businesses to securely, easily and quickly send and receive payments online in approximately 190 markets worldwide) and Bill Me Later.

Our principal executive offices are located at 2145 Hamilton Avenue, San Jose, California 95125, and our telephone number is (408) 376-7400. Our Internet address is www.ebay.com. Our investor relations website is located at http://investor.ebayinc.com. The information contained in, or that can be accessed through, our websites is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes some of the terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus contain a more detailed description of some of the terms of the notes. In this section, “we,” “us,” and “our” refer only to eBay Inc. and not any of its subsidiaries.

Issuer	eBay Inc.

Securities Offered	$ aggregate principal amount of % Notes due 2013.

$             aggregate principal amount of     % Notes due 2015.

$             aggregate principal amount of     % Notes due 2020.

Maturity	2013 Notes: , 2013.

2015 Notes:                     , 2015.

2020 Notes:                     , 2020.

Interest Rate	2013 Notes: % per year payable semi-annually in arrears on and of each year, commencing on , 2011.

2015 Notes:     % per year payable semi-annually in arrears on                     and                     of each year, commencing on                     , 2011.

2020 Notes:     % per year payable semi-annually in arrears on                     and                     of each year, commencing on                     , 2011.

Ranking	The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our future secured indebtedness, if any, to the extent of the collateral securing that indebtedness. The notes will also be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

At September 30, 2010, we had no secured or unsecured indebtedness outstanding and we had $1.84 billion of available borrowing capacity under our existing unsecured revolving credit facility.

Certain Covenants	The indenture governing the notes contains covenants that will limit our ability and the ability of our Significant Subsidiaries (as defined under “Description of Notes—Covenants”) to:

•	issue, incur, create, assume or guarantee any debt for borrowed money secured by a Lien upon any Principal Property (as those terms are defined under “Description of Notes—Covenants”), any shares of capital stock of our Significant Subsidiaries or any intercompany debt for borrowed money owed by any of our Significant Subsidiaries to us or any of our other subsidiaries; and

•	enter into certain sale and lease-back transactions.

The indenture also contains a covenant that will limit our ability to consolidate with or merge into, or convey, transfer or lease all or substantially all of our assets to, any person.

These covenants are subject to important exceptions and limitations and you should carefully review the information appearing under the headings “Risk Factors” and “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for additional information and for the definitions of some of the capitalized and other terms used in the bullet points above.

Optional Redemption	We may at our option redeem the notes of any series at any time or from time to time prior to their maturity or, solely in the case of the 2020 notes, prior to , 2020, either in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes of such series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes of such series to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points in the case of the 2013 notes, basis points in the case of the 2015 notes and basis points in the case of the 2020 notes, plus accrued and unpaid interest to the redemption date. On and after , 2020, we may at our option redeem the 2020 notes at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 notes to be redeemed, plus accrued and unpaid interest to the redemption date. For additional information and the definition of “Treasury Rate” and other relevant terms, see “Description of Notes—Optional Redemption.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, acquisitions and capital expenditures.

No Listing	The notes are not and are not expected to be listed on any securities exchange or included in any automated quotation system.

Further Issuances

We may, without notice to or consent of the holders or beneficial owners of the notes of any series, issue additional notes of the same series having the same ranking, interest rate, maturity and other terms

(except for the issue date, offering and sales prices and, in some cases, the first interest payment date) as the notes of that series offered hereby.

Denominations and Form	We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of The Depository Trust Company or its nominee. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Governing Law	The notes and the related indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association

Risk Factors	An investment in the notes involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, the documents incorporated therein by reference and any free writing prospectus we may provide you in connection with this offering. In particular, you should evaluate the information set forth and referred to under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference in the accompanying prospectus before deciding whether to invest in the notes.

RISK FACTORS

Before you decide to invest in the notes, you should carefully consider the risk factors set forth below, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the accompanying prospectus. See the “Where You Can Find More Information” section in the accompanying prospectus. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus supplement for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

We may incur substantial additional indebtedness in the future, which may impair our ability to make payments on the notes.

At September 30, 2010, we had no secured or unsecured indebtedness outstanding and we had $1.84 billion of available borrowing capacity under our existing unsecured revolving credit facility. In addition to the substantial indebtedness incurred by issuing the notes in this offering, we may incur substantial additional indebtedness in the future, including under our revolving credit facility or through other offerings or private placements of debt securities. The notes and indenture pursuant to which the notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including, without limitation:

•	we will have additional cash requirements in order to support the payment of principal of and interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage may increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

•	our ability to obtain additional financing for working capital, capital expenditures and for general corporate and other purposes may be limited; and

•	our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

Our ability to make payments of principal of and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to, among other things:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness, including the notes;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	reduce or delay planned operating expenditures.

Such measures might not be sufficient to enable us to service our debt, including the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

The notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, which may affect your ability to receive payments on the notes.

The notes are obligations exclusively of eBay Inc. and not of any of our subsidiaries. We currently conduct a substantial majority of our operations through our subsidiaries and our subsidiaries have significant liabilities.

Our subsidiaries are separate and distinct legal entities from eBay Inc. Our subsidiaries will not guarantee the notes and are under no contractual obligation to pay any amounts due on the notes or to provide us with funds for that purpose, whether by dividends, distributions, loans or other payments. Any payments or loans to us by our subsidiaries will also be contingent upon our subsidiaries’ results of operations and business considerations and may be subject to statutory or contractual restrictions and taxes on distributions.

Our right to receive any assets of any of our subsidiaries upon the bankruptcy, insolvency, liquidation, dissolution or other winding-up of a subsidiary (and, as a result, the right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any, of that subsidiary. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any secured indebtedness, if any, of our subsidiaries to the extent of the collateral securing that indebtedness and any indebtedness of our subsidiaries senior to indebtedness held by us.

As a result of the foregoing, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including any subsidiaries that we may in the future acquire or establish.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors.

The notes are our unsecured obligations and will be effectively subordinated in right of payment to any secured indebtedness we may incur to the extent of the collateral securing that indebtedness. As of September 30, 2010, we did not have any outstanding secured indebtedness, although the indenture governing the notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up, our assets that secure debt will be available to pay our obligations under the notes only after all debt secured by those assets has been repaid in full, and holders of the notes would then only be entitled to participate in our remaining assets, if any, ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the notes then outstanding and interest thereon would remain unpaid.

The negative covenants in the indenture that governs the notes provide limited protection to the holders of the notes and may not protect your investment.

The indenture governing the notes contains covenants limiting our ability and our Significant Subsidiaries’ (as defined) ability to incur indebtedness for borrowed money secured by certain liens and to enter into certain sale and lease-back transactions, and limiting our ability, but not the ability of our subsidiaries, to consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person. The covenants contain significant exceptions and limitations and therefore may not protect your investment. For example, the covenants do not prohibit us or our subsidiaries from incurring additional unsecured debt. These exceptions may result in the holder of the notes being effectively subordinated in right of payment to both existing and future indebtedness. See “Description of Notes—Covenants.”

Furthermore, the indenture for the notes does not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations, or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the value of the notes. In addition, the indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior in right of payment to the notes;

•	limit our ability to incur substantial secured indebtedness that would effectively rank senior in right of payment to the notes to the extent of the value of the assets securing that indebtedness;

•	limit our ability to incur unsecured indebtedness, including unsecured indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	require us to make an offer to repurchase the notes or otherwise protect holders of notes in the event of a change of control of eBay Inc.;

•	restrict our ability to repurchase other securities; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

Changes in our credit ratings may adversely affect the value of the notes.

The notes have received credit ratings from certain credit rating agencies. Such ratings of our notes are limited in scope, and do not address all risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating was issued. An explanation of the significance of such ratings may be obtained from such rating agencies. Credit ratings are not a recommendation to buy, sell or hold the notes. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook, if, in any rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade or have been assigned a negative outlook, could adversely affect the market value of the notes and increase our corporate borrowing costs.

There may not be an active trading market for the notes.

There is no existing market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, whether you will be able to sell your notes or the prices at which you may be able to sell your notes. Future trading prices of the notes will depend on many factors, including, but not limited to, prevailing interest rates, our financial condition and results of operations, our prospects and prospects for companies in our industry generally, the then-current credit ratings assigned to the notes and the market for similar securities. Any trading market that may develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to the optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and other similar expressions. We have based these forward-looking statements on our expectations and projections about future conditions, events or results at the respective times these statements were made. These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. You should pay particular attention to the risk factors and cautionary statements referenced in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q incorporated by reference in the accompanying prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q incorporated by reference in the accompanying prospectus.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect actual results or events or developments after the respective dates on which those statements were made.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $            , after deducting underwriting discounts and estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, acquisitions and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “Earnings” consist of income before income taxes, noncontrolling interest and equity in income or losses of equity-method investees plus Fixed Charges. “Fixed Charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be one-third of rental expense.

	Year Ended December 31,					Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	147.0x	94.1x	25.1x	65.1x	61.7x	57.5x

For the year ended December 31, 2007, income before income taxes, noncontrolling interest and income/loss of equity investees includes an impairment loss of $1.4 billion related to our former Communications reporting unit. For the year ended December 31, 2009, income before income taxes, noncontrolling interest and equity in income/loss of equity method investees includes gain of $1.4 billion related to the sale of our Communications reporting unit.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of September 30, 2010 on (1) an actual basis and (2) as adjusted to give effect to the issuance and sale of the notes offered hereby and our receipt of the estimated net proceeds therefrom. For purposes of this table, the as adjusted column does not take into account any application of the proceeds from this offering.

You should read this table in conjunction with our consolidated financial statements and the notes thereto, which are incorporated by reference into the accompanying prospectus.

	As of September 30, 2010
	Actual	As Adjusted
	(In millions, except par value amounts)
Cash and cash equivalents	$4,181	$

Long-term debt:
2013 notes offered hereby	$—	$
2015 notes offered hereby	—
2020 notes offered hereby	—

Total long-term debt	—

Stockholders’ equity:
Common stock, $0.001 par value; 3,580 shares authorized; 1,304 shares outstanding	2		2
Additional paid-in capital	10,251		10,251
Treasury stock at cost, 201 shares	(5,678)		(5,678)
Retained earnings	9,601		9,601
Accumulated other comprehensive income	858		858

Total stockholders’ equity	15,034		15,034

Total capitalization	$15,034	$

DESCRIPTION OF NOTES

The 2013 notes, the 2015 notes and the 2020 notes are each a separate series of “debt securities” referred to in the accompanying prospectus. The following discussion of some of the terms of the 2013 notes, the 2015 notes and the 2020 notes (collectively, the “notes”) and the indenture (as defined below) governing the notes supplements, and to the extent inconsistent replaces, the description of some of the general terms and provisions of the debt securities and the indenture contained in the accompanying prospectus and identifies some of the general terms and provisions described in the accompanying prospectus that will not apply to the notes or that have been superseded by the following discussion. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus. The following description of some of the terms of the notes and the indenture and the description of some of the general terms and provisions of our debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the forms of notes and indenture, which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. Although for convenience the 2013 notes, the 2015 notes and the 2020 notes are referred to as the “notes,” each will be a separate series of debt securities under the indenture, which means that, for purposes of giving any consent, notice or waiver or taking any other action under the indenture, the registered holders of each series of notes will act separately from the registered holders of each other series of notes. To the extent this discussion differs from the discussion in the accompanying prospectus, you should rely on this discussion.

When we refer to “eBay,” “eBay Inc.,” “we,” “our” and “us” in this section, we mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, our subsidiaries.

General

The 2013 notes will constitute a separate series of debt securities under the indenture, will be initially limited to $             aggregate principal amount and will mature on                     , 2013. The 2015 notes will constitute a separate series of debt securities under the indenture, will be initially limited to $             aggregate principal amount and will mature on                     , 2015. The 2020 notes will constitute a separate series of debt securities under the indenture, will be initially limited to $             aggregate principal amount and will mature on                     , 2020. We will issue the notes under an indenture, as amended and supplemented by a supplemental indenture thereto (as so amended and supplemented, the “indenture”), each to be entered into between us and Wells Fargo Bank, National Association, as trustee. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes of any series, issue additional notes of the same series having the same terms (except for the issue date, offering and sale prices and, in some cases, the first interest payment date) as and ranking equally in right of payment with the notes of such series offered hereby. Any additional notes of any series, together with the notes of that series offered hereby, will constitute a single series of debt securities under the indenture. The notes will not be listed on any securities exchange or included on any automated quotation system.

The notes will be issued in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be issued in book-entry form and will be evidenced by one or more global notes, registered in the name of The Depository Trust Company or its nominee. Purchasers of notes will not be entitled to receive physical certificates registered in their names except in the limited circumstances described below under “Book-Entry; Delivery and Form; Global Securities.”

The notes will not be entitled to the benefit of any sinking fund and will not be subject to repurchase by us at the option of the holders prior to maturity. Except to the limited extent described under “Covenants—Limitations on Mergers and Other Transactions” below, the indenture does not contain any provisions which are intended to protect holders of notes in the event of a change of control of eBay or similar transaction affecting us. The indenture does not limit the incurrence of unsecured debt by us or any of our subsidiaries.

The indenture provides that neither we nor any registrar for the notes will be required (a) to issue, register the transfer of or exchange notes of any series during the period beginning at the opening of business 15 days preceding the mailing of a notice of redemption of notes of that series and ending at the close of business on the day of that mailing or (b) to register the transfer of or exchange notes selected, called or being called for redemption, except any portion thereof not so selected, called or being called.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our future secured indebtedness, if any, to the extent of the collateral securing that indebtedness. In addition, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities having no contractual obligation to pay any amounts due pursuant to the notes or to make funds available for such purpose. See “Risk Factors—The notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, which may affect your ability to receive payments on the notes” and “—Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors” above.

Interest

The 2013 notes will bear interest at a rate of     % per year from                     , 2010 or from the most recent date to which we have paid or provided for interest on the 2013 notes. The interest payment dates for the 2013 notes will be each                      and                     , beginning                     , 2011, and interest will be payable to the holders of record at the close of business on                      and                     , respectively, immediately preceding those interest payment dates.

The 2015 notes will bear interest at a rate of     % per year from                     , 2010 or from the most recent date to which we have paid or provided for interest on the 2015 notes. The interest payment dates for the 2015 notes will be each              and             , beginning                     , 2011, and interest will be payable to the holders of record at the close of business on                      and                     , respectively, immediately preceding those interest payment dates.

The 2020 notes will bear interest at the rate of     % per year from                     , 2010 or from the most recent date to which we have paid or provided for interest on the 2020 notes. The interest payment dates for the 2020 notes will be each              and             , beginning                     , 2011, and interest will be payable to the holders of record at the close of business on                      and                     , respectively, immediately preceding those interest payment dates.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

The notes of each series are redeemable at our option, at any time or from time to time or, solely in the case of the 2020 notes, at any time or from time to time prior to                     , 2020, either in whole or in part, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes of that series to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes of such series to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semi-annual basis (assuming a 360-day year

consisting of twelve 30-day months) at the Treasury Rate plus              basis points in the case of the 2013 notes,              basis points in the case of the 2015 notes and              basis points in the case of the 2020 notes,

plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the notes of such series being redeemed to such redemption date. On and after                     , 2020, the 2020 notes are redeemable at our option, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2020 notes being redeemed to such redemption date.

Notwithstanding the foregoing, payments of interest on the notes of any series that are due and payable on any interest payment dates falling on or prior to a date fixed for redemption of the notes of that series will be payable to the holders of those notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the indenture.

If less than all of the notes of any series are to be redeemed, the trustee shall select the notes of that series to be redeemed in any manner that the trustee deems fair and appropriate, which may provide for the selection for redemption of a portion of the principal amount of any note equal to an authorized denomination.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes or portions thereof called for redemption.

As used in this section, the following terms have the meanings set forth below.

“Comparable Treasury Issue” means, with respect to any redemption date for the notes of any series, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes of that series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date for the notes of any series, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date; or (3) if the Quotation Agent obtains only one such Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation for such redemption date.

“Quotation Agent” means, for purposes of determining the redemption price of the notes of any series to be redeemed on any redemption date, any primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by us.

“Reference Treasury Dealers” means, with respect to any redemption date for the notes of any series, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC or their respective successors, as the case may be (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, another Primary Treasury Dealer shall be substituted therefor by us) and any other Primary Treasury Dealer or Primary Treasury Dealers selected by the Quotation Agent after consultation with us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the notes of any series, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date. As used in the preceding sentence, the term “Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any redemption date for the notes of any series, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date and series of notes.

Covenants

Limitation on Liens

We will covenant, for the benefit of the holders of the notes of each series, that we will not, nor will we permit any Significant Subsidiary of ours to, issue, incur, create, assume or guarantee any debt for borrowed money (including debt for borrowed money evidenced by bonds, debentures, notes or similar instruments) (collectively, “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or similar encumbrance (each, a “Lien”) upon any Principal Property, shares of Capital Stock of any Significant Subsidiary or intercompany Debt owed by any Significant Subsidiary to us or any of our other Subsidiaries (“Intercompany Debt”) (whether such Principal Property, shares of Capital Stock or Intercompany Debt is existing or owed on the date the notes of such series are first issued or thereafter created or acquired), without in any such case effectively providing, substantially concurrently with or prior to the issuance, incurrence, creation, assumption or guarantee of any such secured Debt or the grant of such Lien securing any such secured Debt, that the notes of such series (together with, if we shall so determine, any other indebtedness or other obligations (including, without limitation, debt securities of other series issued under the indenture) of or guarantees by us or any Significant Subsidiary ranking equally in right of payment with the notes of such series or any such guarantee) shall be secured equally and ratably with (or, at our option, prior to) such secured Debt (but only so long as such secured Debt is so secured). The foregoing restriction, however, will not apply to any of the following:

(1) Liens on property, Capital Stock, Debt or other assets of any person existing at the time such person becomes a Subsidiary of ours, provided that such Liens are not incurred in anticipation of such person becoming a Subsidiary and do not extend to any assets other than those of such person;

(2) Liens on property, Capital Stock, Debt or other assets existing at the time of acquisition thereof (including, without limitation, by merger, consolidation or acquisition of Capital Stock) by us or a Subsidiary of ours, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on property, Capital Stock, Debt or other assets to secure any Debt incurred prior to, at the time of, or within 18 months after, the latest of the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements, as the case may be;

(3) Liens in favor of, or which secure Debt owing to, us or any of our Subsidiaries;

(4) Liens existing on the date the notes of such series were first issued;

(5) Liens on property of a person existing at the time such person is merged with or into, or consolidated with, us or a Subsidiary of ours or otherwise acquired by us or a Subsidiary of ours or at the time of a sale, lease or other disposition of the properties of any person as an entirety or substantially as an entirety to us or a Subsidiary of ours, provided that such Liens were not incurred in anticipation of such merger, consolidation, sale, lease or other disposition and do not extend to any assets other than those of the person merged with or into, or consolidated with, us or a Subsidiary of ours or such property sold, leased or disposed of;

(6) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such Liens;

(7) Liens securing the notes of such series;

(8) Liens created in connection with a project financed with, or created to secure, Non-recourse Obligations;

(9) Liens to secure bonds, notes, debentures or similar instruments on which the interest is exempt from federal income tax; and

(10) extensions, renewals, refinancings or replacements (in whole or in part) of any Liens or Debt which is secured by Liens that were permitted to be incurred by the indenture; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Significant Subsidiaries secured by such Lien immediately after such extension, renewal, refinancing or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Significant Subsidiaries so secured immediately prior to such extension, renewal, refinancing or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such extension, renewal, refinancing or replacement and (b) such extension, renewal, refinancing or replacement Liens are limited to all or part of the same Principal Property (and any improvements thereon), shares of Capital Stock of any Significant Subsidiary or Intercompany Debt which secured any Debt of ours or any of our Significant Subsidiaries immediately prior to such extension, renewal, refinancing or replacement.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the notes of such series or any other debt securities issued under the indenture, issue, incur, create, assume or guarantee Debt secured by any Liens which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such issuance, incurrence, creation, assumption or guarantee, and (2) $500 million.

Limitation on Sale and Lease-Back Transactions

We will covenant, for the benefit of the holders of the notes of each series, that we will not, nor will we permit any Significant Subsidiary of ours to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless:

(1) such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

(2) such Sale and Lease-Back Transaction is between us and one of our Subsidiaries or between any Subsidiaries of ours;

(3) we or such Significant Subsidiary would be entitled, at the time of such Sale and Lease-Back Transaction, to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes of such series, pursuant to the first paragraph of the “—Limitation on Liens” covenant above;

(4) we or any of our Subsidiaries applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to any of (or a combination of) (a) the prepayment or retirement of the notes of such series, (b) the prepayment or retirement of other bonds, notes, debentures or similar instruments (including, without limitation, debt securities of any other series issued under the indenture) or Debt of ours or a Subsidiary of ours (other than bonds, notes, debentures, similar instruments or Debt of ours that is by its terms subordinated in right of payment to the notes of such series) that by its terms matures more than 12 months after its creation or (c) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to our business or the business of any of our Subsidiaries; or

(5) such Sale and Lease-Back Transaction was entered into on or prior to the date the notes of such series were first issued.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the notes of such series or any other debt securities issued under the indenture, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such Sale and Lease-Back Transaction, and (2) $500 million.

Limitation on Mergers and Other Transactions

We will covenant, for the benefit of the holders of the notes of each series, that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations under the notes and the indenture;

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would be an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any Subsidiary of eBay Inc. may consolidate with, merge into or convey, transfer or lease all or part of its properties or assets to eBay Inc. or any other Subsidiary of eBay Inc.

Upon compliance with the provisions above, the successor person will succeed to and be substituted for and may exercise every right and power of us under the notes and the indenture with the same effect as if such successor person had been the original obligor under the debt securities (including the notes) and the indenture, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the debt securities issued under the indenture (including the notes) and the indenture. The provisions described under this caption “Limitation on Mergers and Other Transactions” supersede and replace in their entirety the provisions in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets.”

Certain Definitions

As used in this “Description of Notes” section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to the notes of any series, the sum of the following, calculated as of the date of determination on a consolidated basis in accordance with GAAP:

(1)	the aggregate amount of then outstanding Debt of us and our Significant Subsidiaries incurred after the date the notes of such series were first issued and secured by Liens not permitted under the first paragraph of the “Limitation on Liens” covenant; and

(2)	the aggregate amount of Attributable Debt of us and our Significant Subsidiaries then outstanding in respect of Sale and Lease-Back Transactions entered into by us and our Significant Subsidiaries after the date the notes of such series were first issued pursuant to the second paragraph of the “Limitation on Sale and Lease-Back Transactions” covenant.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1)	the fair market value (as determined in good faith by our board of directors, which term, as defined in the indenture, includes committees thereof) of the Principal Property subject to such transaction; and

(2)	the present value of the total net amount of rent required to be paid under the applicable lease during the remaining contractual term thereof (including any period for which such lease has been extended but subject to the last sentence of this subparagraph), discounted at the rate of interest per annum set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne (at the time of determination) by the debt securities then outstanding under the indenture, which may include debt securities in addition to the notes offered hereby) compounded semi-annually (assuming a 360-day year consisting of twelve 30 day months). For purposes of clarity, it is understood and agreed that (a) the total net amount of rent required to be paid under, and the term of, the applicable lease shall be determined upon the basis of the contractual terms of such lease and shall not be affected by the fact that all or any portion of such rent may, under GAAP, be characterized as interest or some other amount or that the amount of such rent or the term of such lease, as determined under GAAP, may be different from the amount of rent or the term specified by the contractual terms of such lease and (b) the total net amount of rent shall exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance, repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales or similar contingent amounts. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such total net amount of rent shall be the lesser of (1) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the present value, calculated as provided above, of the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (2) the net amount determined assuming no such termination, in each case determined in accordance with the contractual terms of such lease.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured under the indenture, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases, and (b) all intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of us and our consolidated subsidiaries prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by us with the Securities and Exchange Commission (or any successor thereto) or if, at such date, we shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), our then most recent consolidated annual or quarterly balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Subsidiaries or (2) the financing of a project involving the development or expansion of properties of ours or any of our Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary of ours or to our or any such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means (1) our principal corporate office (whether owned on the date of the indenture or thereafter acquired, and including any leasehold interest therein) and (2) each data center, service and support facility or research and development facility (in each case, whether owned on the date of the indenture or thereafter acquired) which is owned by or leased to us or any of our Subsidiaries and is located within the United States of America, unless, with respect to clause (2), our board of directors (which term, as defined in the indenture, includes committees thereof) has determined in good faith that such center or facility is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole; provided, however, that any such center or facility (a) owned by us or any of our Subsidiaries for which the book value (less accumulated depreciation) on the date as of which the determination is being made is equal to or less than 1.0% of our Consolidated Net Tangible Assets as of such date, all determined in accordance with GAAP or (b) leased by us or any of our Subsidiaries for which the annual lease obligation on the date as of which the determination is being made is equal to or less than $2.0 million shall in no event be deemed a Principal Property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Significant Subsidiary of ours of any Principal Property, whether owned on the date of the indenture or thereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person with the intention of taking back a lease of such Principal Property.

“Significant Subsidiary” means any Subsidiary of ours that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (or any successor thereto) or any successor to such Rule.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such person or other Subsidiaries of such person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

Covenant Defeasance, Legal Defeasance and Satisfaction and Discharge

The provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” and “—Satisfaction and Discharge” shall be applicable with respect to each series of notes. In that regard, the covenants described above under “Covenants” will be subject to covenant defeasance as described in the accompanying prospectus.

Amendments and Waivers

All provisions described in the accompanying prospectus relating to amendments, supplements or other modifications of, or any waivers with respect to, the debt securities of any series or the indenture shall be applicable with respect to the notes of each series.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of The Depository Trust Company (“DTC”) until maturity or until we issue the notes in certificated form under the limited circumstances set forth below under “Book-Entry; Delivery and Form; Global Securities.” DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Securities

The notes of each series will be issued in the form of one or more global notes, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC for the accounts of participants (as defined below) in DTC (we sometimes refer to DTC or any other depositary for the notes as the “Depositary”).

Investors may hold their interests in a global security directly through DTC if they are DTC participants or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global security will not be entitled to receive their notes in fully registered certificated form.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“participants”) to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests in the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global security for all purposes under the indenture and the notes. Except under the limited circumstances set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated notes or to have notes registered in their names. In addition, owners of beneficial interests in a global security will not be considered to be the owners or holders of any notes represented by the global securities. Accordingly, each owner of a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which it owns its beneficial interest, to exercise any rights of a holder of notes under the indenture. We understand that, under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC or its nominee, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the notes represented by a global security registered in the name of and held by or on behalf of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of the global security. We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in “street name” and will be the responsibility of those participants. These payments will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global securities.

Unless and until it is exchanged in whole or in part for certificated notes under the limited circumstances described below, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although we expect that DTC will perform the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of these or any other rules or procedures governing their operations.

The indenture provides that the global securities of any series will be exchanged for notes of the same series in certificated form only in the following limited circumstances:

(1) we receive notice from the Depositary that it is unwilling or unable to continue as depository for the global securities of such series or if the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor Depositary for the global securities of such series registered as clearing agency under the Exchange Act within 90 days after the date we receive such notice or learn that the Depositary has ceased to be so registered;

(2) we in our sole discretion determine that the global securities of such series shall be exchanged (in whole but not in part) for notes of such series in certificated form and we deliver to the trustee an officers’ certificate to such effect; or

(3) an event of default (as defined in the accompanying prospectus) with respect to the notes of such series shall have occurred and shall be continuing.

Any global security of any series that is exchanged for certificated notes as provided above will be exchanged for an equal aggregate principal amount of certificated notes of the same series, in authorized denominations and registered in such names as the Depositary instructs the trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If the Depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the global securities through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

The information in this section of this prospectus supplement concerning DTC, Euroclear, Clearstream and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Euroclear and Clearstream are solely within the control of those organizations and could change at any time. Neither we, the underwriters nor the trustee have control over those entities’ rules or procedures, or their participants, and we take no responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss those matters. In addition, the information under this caption “Book-Entry; Delivery and Form; Global Securities” supersedes and replaces in its entirety the information appearing under the caption “Description of Debt Securities—Transfer and Exchange—Global Debt Securities and Book-Entry System” in the accompanying prospectus.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

No Recourse Against Others

The indenture provides that a director, officer, employee or stockholder, as such, of ours shall not have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The indenture further provides that each holder of notes, by accepting a note, waives and releases all such liability and that such waiver and release are part of the consideration for the issuance of the notes.

Concerning Our Relationship with the Trustee

Wells Fargo Bank, National Association, the trustee, provides commercial banking services to us and our subsidiaries. In addition, the trustee serves as a syndication agent, joint lead arranger and joint book manager and as a lender under our existing unsecured revolving credit facility.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time. Any such change may be applied retroactively, and may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes at the respective prices set forth on the cover of this prospectus supplement upon the initial issuance of the notes and who hold the notes as “capital assets” (within the meaning of Section 1221 of the Code). This summary also does not address the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	persons that are S corporations, partnerships or other pass-through entities;

•	former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to “non-U.S. holders” of the notes are described under “Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of a note that is:

•	an individual citizen or resident (within the meaning of Section 7701(b) of the Code) of the United States;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of the Code) or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest on the Notes

You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income in the manner described above) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the notes.

You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information and tax returns are furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will generally apply to you if you are a non-U.S. holder of a note. A “non-U.S. holder” is a beneficial owner of a note who is not a U.S. holder.

Payments of Interest on the Notes

Interest paid on a note to you will not be subject to U.S. federal withholding tax at a rate of 30% provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code;

•	you are not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•	you are not a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

you provide your name and address on an IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person, or you hold your note through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury Regulations (special certification and other rules apply to certain non-U.S. holders that are entities).

Even if you do not satisfy these conditions, you may qualify for a reduced withholding tax rate or an exemption from withholding tax pursuant to an applicable tax treaty between the U.S. and your country of residence. To claim such a reduction or exemption, you must provide the paying agent with a properly completed IRS Form W-8BEN. You will also be exempt from withholding tax if the interest you receive is effectively connected with your conduct of a U.S. trade or business and you provide the paying agent with a properly completed IRS Form W-8ECI.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, you will be exempt from withholding tax (provided you comply with the certification requirements discussed above) but you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax of 30% on interest included in your effectively connected earnings and profits, unless an applicable tax treaty provides otherwise.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, in which case you will be subject to tax generally in the same manner as if you were a U.S. holder and if you are a foreign corporation the branch profits tax described above may also apply (unless, in either case, an applicable tax treaty provides otherwise), or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax on gain (reduced by certain capital losses) unless an applicable tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of interest paid to you, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on a note provided that we do not have actual knowledge or reason to know that you are a U.S. person and the certification requirements described in the last bullet point under “—Payments of Interest on the Notes” have been met.

In addition, you will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met and the payor does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or (ii) you otherwise establish an exemption.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information and tax returns are furnished to the IRS in a timely manner.

UNDERWRITING

We and the underwriters for the offering named below, for whom Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes of such series shown in the following table.

Underwriter	Principal Amount of 2013 Notes	Principal Amount of 2015 Notes	Principal Amount of 2020 Notes
Banc of America Securities LLC	$	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC.

Total	$	$	$

The obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions. The underwriters are obligated to purchase all of the notes, if they purchase any of them. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public initially will be offered at the respective public offering prices set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at discounts from the applicable public offering price of up to     % of the principal amount of the 2013 notes,     % of the principal amount of the 2015 notes and     % of the principal amount of the 2020 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at discounts from the applicable public offering price of up to     % of the principal amount of the 2013 notes,     % of the principal amount of the 2015 notes and     % of the principal amount of the 2020 notes. If all the notes are not sold at the applicable public offering prices, the underwriters may change such offering prices and the other selling terms.

In addition to the underwriting discounts payable to the underwriters as set forth on the cover page of this prospectus supplement, we estimate that our expenses for this offering will be approximately $2.0 million.

The notes are new issues of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated quotation system. We have been advised that the representatives intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to whether a trading market for the notes will exist or as to the liquidity of any trading market that may exist.

In connection with the offering, the representatives may purchase and sell the notes of any series in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the representatives of a greater number of notes of any series than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes of any series while the offering is in progress.

The representatives may also impose a penalty bid. This occurs when a particular underwriter is required to repay to the representatives a portion of the underwriting discount received by it because a representative has repurchased notes of any series sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions and purchases to cover positions created by short sales may have the effect of preventing or retarding a decline in the market price of the notes of any series, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes of such series. As a result, the market price of the notes of any series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the representatives at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(1)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(3)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

(4)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each of the underwriters has represented and agreed and undertaken that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes, in, from or otherwise involving the United Kingdom.

We expect that delivery of the notes will be made to investors on or about the closing date set forth on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days (such settlement being referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day should consult their advisors.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or may receive customary compensation and expense reimbursement. In particular, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent under our $1.84 billion unsecured revolving credit agreement and also a lender thereunder and affiliates of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders, and affiliates of other underwriters may also be lenders, under our credit agreement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Sidley Austin LLP, San Francisco, California, will pass upon the validity of the notes for us. Shearman & Sterling LLP, San Francisco, California, will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting), incorporated in the accompanying prospectus by reference to the eBay Inc. Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

As described in the accompanying prospectus under the caption “Where You Can Find More Information,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC under the Exchange Act. However, no document or information or any related exhibit that we have “furnished” or may in the future “furnish” to the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

eBay Inc.

Debt Securities

We may offer and sell our debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities that we may offer.

We will provide specific terms of debt securities we offer, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the debt securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our debt securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, we may sell debt securities under this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a supplement to this prospectus containing specific information about the terms of that offering and the debt securities being offered pursuant to that prospectus supplement. Each prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be delivered to you, together with the documents we have incorporated by reference in this prospectus described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the debt securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any related free writing prospectus is accurate as of any date other than their respective dates regardless of the time of delivery of the prospectus, prospectus supplement or related free writing prospectus, or any sale of the debt securities.

This prospectus, any applicable prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

Unless we otherwise specify, references in this prospectus to “we,” “our” or “eBay” refer to the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries. When we refer to “eBay.com,” we mean the online marketplace located at www.ebay.com and its localized counterparts. When we refer to “PayPal,” we mean the online payments platform located at www.paypal.com and its localized counterparts. When we refer to “Skype,” we mean the Voice over Internet Protocol, or VoIP, offerings provided by our subsidiary Skype Technologies S.A. Our principal executive offices are located at 2145 Hamilton Avenue, San Jose, California 95125, and our telephone number is (408) 376-7400. Our Internet address is www.ebay.com. Our investor relations website is located at http://investor.ebay.com. The information contained in, or that can be accessed through, our websites are not part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and other similar expressions. We have based these forward looking statements on our current expectations and projections about future conditions, events or results. These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

eBAY INC.

eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, we reincorporated in Delaware, and in September 1998, we completed the initial public offering of our common stock.

Our purpose is to pioneer new communities around the world, built on commerce, sustained by trust and inspired by opportunity. eBay connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay Inc. does this by providing Internet platforms for global commerce, payments and communications. Since its inception, eBay Inc. has expanded to include eBay, PayPal, Skype, StubHub and others.

We operate three primary business segments: Marketplaces, Payments and Communications. The Marketplaces segment enables online commerce through a variety of different platforms, including the traditional eBay auction-style site, fixed pricing format, our classifieds websites, our secondary tickets platform, StubHub, our comparison shopping site, Shopping.com, and our apartment listing service platform, Rent.com. Our Payments segment, which consists of PayPal, enables individuals and businesses to securely, easily and quickly send and receive payments online. Our Communications segment, which consists of Skype, enables VoIP communications between Skype users and also provides Skype users low-cost connectivity to traditional fixed-line and mobile telephones.

RISK FACTORS

Investing in our debt securities offered pursuant to this prospectus involves a high degree of risk. You should consider carefully the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and the other information contained and incorporated by reference in this prospectus, as updated by the risk factors and other information contained in any applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference herein or therein, before purchasing any of our debt securities. Each of the risk factors could adversely affect our business, operating results and financial condition, and the occurrence of any of these risks might cause you to lose all or part of your investment in our debt securities.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be delivered to you, we anticipate using the net proceeds to us from the sale of our debt securities for general corporate purposes, including for working capital, acquisitions and repurchases of our common stock. Pending these uses, we expect to invest the net proceeds in accordance with the eBay Inc. Investment Policy.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “Earnings” consist of income before income taxes, minority interest and equity in gains and losses of equity-method investees plus Fixed Charges. “Fixed Charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be one-third of rental expense.

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	73.0x	78.6x	147.0x	94.1x	25.1x	77.7x

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

References to “eBay,” “we,” “our” and “us” in this section are only to eBay Inc. and not to its subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, in an officers’ certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

An unlimited aggregate principal amount of debt securities may be issued under the indenture. We may issue debt securities under the indenture in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of that series, reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	our right, if any, to defer payment of interest and the length of any deferral period;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series. (Section 2.2)

In addition, the indenture will allow us to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors or a committee thereof, in an officers’ certificate or by a supplemental indenture related to that series of debt securities, and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory or at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated debt security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as “participants,” or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.15.5) eBay, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any series of debt securities in addition to the “Consolidation, Merger and Sale of Assets” covenant set forth below.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor person,” unless:

•

we are the surviving person or the successor person (if other than eBay) is organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would be an event of default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or convey, transfer or lease all or part of its properties and assets to us or any of our direct or indirect wholly owned subsidiaries. (Section 5.1) In addition, upon compliance with the provisions above, the successor person will succeed to, and be substituted for, and may exercise every right and power of, eBay under the debt securities and the indenture with the same effect as if such successor person had been the original obligor under the debt securities, and thereafter (except in the case of a lease) eBay will be released from all obligations and covenants under the debt securities and the indenture. (Section 5.2)

Events of Default

When we use the term “event of default” with respect to any series of debt securities, we mean any of the following:

•

default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium (if any) on any debt security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default applicable to debt securities of that series and other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the registered holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of eBay; and

•	any other event of default applicable to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.1)

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization of eBay) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time, including our existing credit agreement.

If an event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of eBay), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization of eBay occurs and is continuing with respect to the debt securities of any series, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities of such series. At any time after acceleration with respect to debt securities of any series has occurred and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of any debt securities of any series unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 7.2(f)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee, and offered indemnity reasonably satisfactory to the trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment of principal of, any premium on and interest on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of supplementing or amending in any manner the indenture with respect to the debt securities of any series or supplementing or amending the debt securities of any series with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, the indenture provides that, subject to the provisions of the next succeeding paragraph, we may not make any supplement or amendment to the indenture that affects the debt securities of any series without the consent of the holder of each affected debt security of such series then outstanding if that supplement or amendment will:

•	reduce the rate of or extend the time for payment of interest (including default interest, if any) on any debt security of that series;

•

reduce the principal of or premium on or change the fixed maturity of any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any debt securities of that series;

•	reduce the principal amount of any discount securities of that series payable upon acceleration of its maturity;

•

waive a default or event of default in the payment of the principal of, premium or interest on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security of that series payable in a currency other than that stated in such debt security;

•

make any change, insofar as it relates to the debt securities of that series, to certain provisions of the indenture relating to, among other things, the right of holders of debt securities of that series to receive payment of the principal of, and any premium and interest on, the debt securities of that series and to institute suit for the enforcement of any such payment and waivers of past default with respect to the debt securities of that series;

•	reduce the amount payable upon the redemption of any debt security of that series at our option or the repayment of any debt security of that series at the option of the holder; or

•

reduce the percentage in principal amount of debt securities of that series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to supplement or amend the indenture, insofar as it relates to the debt securities of that series, or to waive any past default relating to the debt securities of that series. (Section 9.3)

The Indenture provides that, anything therein to the contrary notwithstanding, any amendment, supplement or waiver of the type, or relating to any of the matters, described in any of the bullet points in the immediately preceding paragraph will bind each holder of a debt security who consented to it and every subsequent holder of a debt security or portion of a debt security that evidences the same debt as the consenting holder’s debt security.

We and the trustee may amend or supplement the indenture with respect to one or more series of debt securities or amend or supplement one or more series of debt securities, without notice to or the consent of any holder of a debt security, to, among other things:

•	cure any ambiguity, defect or inconsistency;

•	make any change that would not adversely affect the rights of any holder in any material respect;

•	comply with the indenture’s provisions with respect to successor persons;

•

provide for the issuance of uncertificated debt securities in addition to or in place of certificated debt securities or reflect any changes in the rules or procedures of any depositary for book-entry debt securities;

•

add to the covenants or the events of default for the benefit of holders of all or any series of debt securities or surrender any right or power conferred on us by the indenture with respect to one or more series of debt securities or to secure one or more series of debt securities or to provide guarantees for the benefit of one or more series of debt securities;

•

amend or supplement any of the provisions of the indenture in respect of one or more series of debt securities, provided, however, that any such amendment or supplement either (A) shall not apply to any outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision or (B) shall become effective only if or when, as the case may be, there is no outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision;

•	establish the form and terms of any series of debt securities as permitted by the indenture;

•

evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the one or more series of debt securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

•	supplement any provisions of the indenture as is necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any debt securities; and

•

comply with the requirements of the SEC or any applicable law or regulation in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or conform the indenture with any other mandatory provision of law or regulation, or conform the indenture or the debt securities of any series to the description thereof contained in any applicable prospectus, prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document. (Section 9.1)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with any covenants or other provisions of the indenture and the debt securities of that series (including, without limitation, any covenants and provisions that may be set forth in a prospectus supplement or term sheet relating to that series of debt securities). (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of that series and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer of or exchange debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We sometimes refer to this as “legal defeasance.” We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S.

government obligations or, in the case of debt securities denominated in a currency or currencies other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates those payments are due or, if applicable, any redemption date in accordance with the terms of the indenture and those debt securities.

Legal defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, legal defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

insofar as concerns the debt securities of such series, we shall be released from our obligations under, and we may omit to comply with, the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series.

We sometimes refer to this as “covenant defeasance.”

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a currency or currencies other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates those payments are due or, if applicable, a redemption date; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default that remains applicable following such covenant defeasance, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, a redemption date but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

•	direct obligations of the United States of America for the payment of which its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof;

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which are not callable or redeemable at the option of the issuer thereof; or

•

depository receipts issued by a bank or trust company as custodian with respect to any obligations referred to in the two immediately preceding bullet points or a specific payment of interest on or principal of or other amount payable with respect to any such obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. Government Obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will cease to be of any further effect (with the exception of a limited number of provisions) with respect to any series of debt securities, if:

•	we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions); or

•

all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable within one year, have been called for redemption or are to be called for redemption within one year, or have been legally defeased and we have deposited with the trustee as trust funds an amount sufficient to pay all of the outstanding debt securities when due and payable (including upon redemption, if applicable), and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series. We sometime refer to this as “satisfaction and discharge.”

Any monies and U.S. or foreign government obligations deposited with the trustee for payment of principal of, and interest and premium, if any, or any sinking fund payment on, any debt securities and not applied but remaining unclaimed by the holders of such debt securities for two years after the respective dates upon which the principal of, and interest and premium, if any, on, such debt securities, as the case may be, shall have become due and payable, shall be repaid to us by the trustee upon our request. Thereafter, the holder of such debt securities may look only to us for payment thereof. (Section 8.5)

Legal Holidays

If a payment date with respect to the debt securities of any series is not a business day at a place of payment, payment may be made at that place on the next succeeding business day, and no interest shall accrue for the intervening period.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the debt securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Through Agents and Dealers

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the debt securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the debt securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the debt securities.

General Information

The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the debt securities under this prospectus and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount or commission as well as the net proceeds to us from the sale of debt securities will be set forth in a prospectus supplement. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of debt securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in a prospectus supplement.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

LEGAL MATTERS

Cooley Godward Kronish LLP, San Francisco, California, will pass for us upon the validity of the debt securities being offered by this prospectus, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting), incorporated in this prospectus by reference to the eBay Inc. Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below that we have filed with the SEC (Commission File No. 0-24821):

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (filed with the SEC on February 29, 2008);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 (filed with the SEC on April 24, 2008 and amended on April 24, 2008) and June 30, 2008 (filed with the SEC on July 24, 2008); and

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2008, January 25, 2008, March 27, 2008, June 25, 2008, July 18, 2008, October 3, 2008, October 6, 2008 and October 17, 2008; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2008.

We also incorporate by reference into this prospectus any additional documents that (other than any information furnished under Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any current report on Form 8-K) we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have terminated the offering. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent with earlier information, replace information in this prospectus and information previously filed with the SEC.

You may obtain copies of any (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) of these filings through eBay as described below, through the SEC or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

eBay Inc.

2145 Hamilton Avenue

Attn: Investor Relations

San Jose, CA 95125

(408) 376-7400

http://investor.ebay.com

WE DO NOT INTEND OUR WEBSITE ADDRESS TO BE AN ACTIVE LINK AND INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT (OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN).

$

$             % Notes due 2013

$             % Notes due 2015

$             % Notes due 2020

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Citi

J.P. Morgan

                    , 2010